CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Upright Growth and Income Fund and the use of our report dated December 24, 2018 on the financial statements and financial highlights of Upright Growth and Income Fund.   Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

July 5, 2019

361 Hopedale Drive SE

                                                                            P (732) 822-4427

Bayville, NJ 08721

                                                                                  F (732) 510-0665